Exhibit 99.1

Social Reality Announces Offering for $4 Million

Company Eliminates All Senior Secured Debt from the Balance Sheet

January 4, 2017, Los Angeles, California –Social Reality, Inc. (NASDAQ: SRAX), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, announced today  that it entered into a securities purchase agreement with certain fundamental institutional investors for the purchase and sale in a registered direct offering.  The Company expects to receive gross proceeds of $4 million and estimates net proceeds from the offering to be approximately $3.83 million after deducting the underwriting commissions, legal fees and other estimated offering expenses. The offering is expected to close on or about January 4, 2016, subject to customary closing conditions. The proceeds of the offering shall be used to satisfy the outstanding notes issued under the terms of the Company’s Financing Agreement with Victory Park Management, LLC and eliminate the Company’s senior secured debt.

“This capital infusion is a positive step and will help us progress to the next phase of our growth”, stated Christopher Miglino, Chief Executive Officer of Social Reality. “We made considerable efforts in 2016 to extinguish our debt and deleverage our balance sheet. We are excited to progress to the next level with our business and believe this will position us to better serve our customers and develop the most effective platform offerings for their marketing needs.”

Chardan Capital Markets, LLC acted as the sole placement agent for this transaction.

 The securities described above, excluding certain private placement warrants, are being offered by Social Reality through a prospectus supplement pursuant to its shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-214644). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. The private placement warrants were offered under an exemption from registration under the Securities Act of 1933, as amended.  This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Certain securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov.

About Social Reality, Inc.

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company's Social Reality Ad Exchange (SRAX) is a real-time bidding (RTB) management platform for brands and publishers that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAXmd is a healthcare-focused programmatic RTB exchange that allows pharma brands and publishers of medical content to create custom exchanges that invite specific advertisers to bid on inventory on their sites. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAX APP is a recently launched platform that allows publishers and content owners to launch native mobile applications through our SRAX platform. For more information, please visit www.socialreality.com.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of Social Reality, its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2015, including the section entitled “Risk Factors,” and our other reports filed with the U.S Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact:

Robert Haag
Managing Director
IRTH Communications
SRAX@irthcommunications.com
1-866-976-4784